                                                                    Exhibit 3(d)


National Accounts - Broker-Dealers Licensed to Sell Variable Annuities and/or Variable
Life Insurance under Federal Securities and
State Insurance Laws


                        BROKER-DEALER SELLING AGREEMENT

               THE PENN MUTUAL LIFE INSURANCE COMPANY (hereinafter called "Penn Mutual") and Hornor, Townsend & Kent, Inc. (hereinafter called "Distributor") enter into this Agreement with __________________ _______________________ (hereinafter called "Broker-Dealer") on this date ______________, 19_______ agree as follows:


               W I T N E S S E T H :
               WHEREAS, Penn Mutual is in the business of issuing annuity and life insurance contracts to the public;

               WHEREAS, Distributor is a wholly owned subsidiary of Penn Mutual, is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the National Association of Securities Dealers, Inc., and is assisting Penn Mutual in the distribution of such contracts;

               WHEREAS, Broker-Dealer is properly licensed to sell variable annuity and variable life insurance contracts under the insurance laws of the state(s) in which Broker-Dealer will act under this agreement, is registered as a Broker-Dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealer, Inc.;

               NOW THEREFORE, in consideration of these premises and mutual covenants herein contained, the parties agree as follows:


1. Appointment of       1.1 Subject to the terms and conditions of this
                        agreement, Penn Mutual and Distributor appoint Broker-
   Broker-Dealer        Dealer as a non-exclusive Broker-Dealer for the
                        solicitation of applications for, and the servicing of, annuity and/or variable life insurance contracts identified in the schedule(s) attached hereto, and Broker-Dealer accepts such appointment. The annuity and/or variable life insurance contracts identified in the schedules(s) are referred to herein as "Contracts".
                        1.2 Broker-Dealer and its representatives shall be independent contractors as to Penn Mutual and Distributor and, subject to the terms and conditions of this agreement, free to exercise their own judgment as to the time, place and means of performing all acts hereunder. Nothing in this agreement is intended to create a relationship of employer and employee as between Penn Mutual or Distributor, on the one hand, and representatives of Broker-Dealer on the other.

2. Sale of Contracts.   2.1 Broker-Dealer shall use its best efforts to solicit
                        applications for Contracts from persons for whom the Contracts are suitable,and to service such Contracts in accordance with the terms and conditions of this agreement.
                        2.2 All applications for Contracts shall be made on application forms authorized by Penn Mutual. Broker-
                        Dealer shall diligently review all such applications for accuracy and completeness and shall take all reasonable and appropriate measures to assure that applications submitted to Penn Mutual are accurate and complete.
                        2.3 All payments collected by Broker-Dealer for Penn
                        Mutual shall be received in trust and shall be remitted immediately together with all required documentation, to Penn Mutual at the address indicated on the application or to such other address as Penn Mutual may specify in writing. All checks or money orders for payment under Contracts shall be drawn to the order of Penn Mutual.

                        2.4 All applications are subject to acceptance or rejection by Penn Mutual in its sole discretion. Penn Mutual may at any time in its sole discretion discontinue issuing the Contracts or change the form and content of new Contracts to be issued.
                        2.5 In soliciting applications for Contracts, Broker-Dealer may not accept risks of any kind for or on behalf of Penn Mutual and may not bind Penn Mutual by promise or agreement or alter any Contract in any way.

  3. Compensation.      3.1 In consideration of and as full compensation for the
                        services performed in accordance with this agreement, Broker-Dealer will receive compensation from Penn Mutual as set forth in the schedule(s) attached to this agreement.
                        3.2. Should Penn Mutual for any reason return any payment made under a Contract to the payor, Broker-
                        Dealer shall repay Penn Mutual the total amount of any compensation which Penn Mutual may have paid with respect to such payment.
                        3.3 Broker-Dealer may not withhold or deduct any part of any premium or other payment due Penn Mutual for payment of compensation under this agreement or for any other purpose. The right of Broker-Dealer to receive any compensation under this agreement shall at all times be subordinate to the right of Penn Mutual or Distributor to offset or apply such compensation against any indebtedness of Broker-Dealer to Penn Mutual or Distributor.
                        3.4 Penn Mutual may, in its sole discretion, change the amount, terms and conditions, of compensation with respect to payment received by Penn Mutual under Contracts.
                        3.5 Penn Mutual shall not be obligated to pay any compensation which would be in violation of applicable laws of any jurisdiction, anything in this agreement to the contrary notwithstanding.

  4. Compliance With    4.1 Broker-Dealer and its representative shall not
                        solicit applications for Contracts in any state or
     Insurance Laws     jurisdiction unless they are duly licensed and qualified
                        to do so under the insurance laws and regulations of the
     and Regulations.   state or jurisdiction and unless Penn Mutual has
                        notified Broker-Dealer that the Contracts have been approved for sale in the state or jurisdiction.
                        4.2 Penn Mutual may at any time, in its sole discretion, withhold or withdraw authority of any representative of Broker-Dealer to solicit applications for the Contracts.
                        Upon Penn Mutual giving written notice to Broker-Dealer of its withdrawal of authority of a representative to solicit applications, Broker-Dealer shall immediately cause any such representative to cease all such solicitations.
                        4.3 Broker-Dealer shall notify Penn Mutual in writing immediately of the termination of the employment or affiliation of an employee or representative who is an appointed agent of Penn Mutual pursuant to this agreement.
                        4.4 Broker-Dealer shall keep accurate and complete books and records of all transactions relating to the solicitation of applications and for servicing
                        Contracts. The books and records shall be made available to Penn Mutual for inspection upon reasonable request.
                        4.5 If Broker-Dealer solicits applications for variable life insurance contracts under this agreement, Broker-
                        Dealer and its representative shall observe the Standards of Suitability for the Sale of Variable Life
                        Insurance set forth on the reverse side of the schedule attached hereto identifying such contacts.
                        4.6 Broker-Dealer and its representatives shall comply with all applicable insurance laws and regulations in soliciting applications for and servicing Contracts.
                        Broker-Dealer shall be fully responsible for all acts of its representatives in soliciting applications for and servicing Contracts.

  5. Compliance With    5.1 Broker-Dealer shall not solicit applications for
                        variable annuity or variable life insurance contracts
     Securities Laws.   unless Penn Mutual or Distributor has notified Broker-
                        Dealer that a registration statement required under the Securities Act of 1933 is effective as to such contracts and unless Broker-Dealer is duly registered as a broker-dealer under the Securities Exchange Act of 1934, is a member in good standing of the National Association of Securities Dealers, Inc. and is duly licensed under any applicable securities laws of the state or jurisdiction in which Broker-Dealer engages in such activity.
                         5.2 Penn Mutual or Distributor shall furnish Broker-Dealer with copies of the current prospectuses (and current supplements thereto) required to be used in soliciting application for variable annuity and/or variable life insurance contracts.
                         5.3 Broker-Dealer and its representatives shall comply with all applicable securities laws and regulations and with the rules of the National Association of Securities Dealers, Inc. in soliciting applications for and servicing variable annuity and/or variable life insurance contracts. Broker-Dealer shall be fully responsible for all acts of its representatives in soliciting applications for and servicing variable annuity and/or variable life insurance contracts.

  6. Advertisements,     6.1 Broker-Dealer shall not print, publish, distribute
                         or use any advertisements, sales literature or other
     Sales Literature    writing relating to the Contracts unless such
                         advertisements, sales literature or other writing shall have first been approved in writing by Penn Mutual and Distributor.
                         6.2 Broker-Dealer shall exercise care not to misrepresent the Contracts or Penn Mutual and shall make no oral or written representation which is inconsistent with the terms of the Contracts or with the information in any prospectus or sales literature furnished by Penn Mutual or it misleading in any way.

  7. Indemnification.    7.1 Broker-Dealer shall indemnify or hold harmless Penn
                         Mutual and Distributor and each director and officer of Penn Mutual and Distributor against any losses, claims, damages or liabilities, including but not limited to reasonable attorneys' fees and court cost to which Penn
                         Mutual or Distributor and any such director or officer may become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices, or the failure of Broker-Dealer, its officers, employees or representative to comply with the provisions of this agreement or the willful misfeasance, bad faith, negligence or misconduct of Broker-Dealer, its officers, employees, or representatives in the solicitation of applications for and the servicing of Contracts.
                         7.2 Penn Mutual and Distributor shall indemnify and hold harmless Broker-Dealer and each officer or director of Broker-Dealer against any losses, claims, damages or liabilities, joint or several, including but not limited to reasonable attorneys' fees and court cost, to which Broker-Dealer or such officer or director becomes subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any registration statement or any post-effective amendment or supplement to the prospectus, or in any sales material written by Penn Mutual or Distributor.
                         7.3 In the event Penn Mutual suffers a loss resulting from Broker-Dealer activities, Broker-Dealer hereby assigns any proceeds received under its fidelity bond to Penn Mutual to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay Penn
                         Mutual such amount on demand and Broker-Dealer shall indemnify and hold harmless Penn Mutual from any such deficiency and from the costs of collection thereof
                         (including reasonable attorneys' fees).

  8. Complaints,         8.1 Broker-Dealer shall promptly notify Penn Mutual and
                         Distributor of any allegation that Broker-Dealer or any
     Investigations      of its representatives violated any law, regulation or
                         rule in soliciting applications for or servicing
     & Proceedings.      Contracts,and shall provide Penn Mutual with full
                         details, including copies of all legal documents pertaining thereto.
                         8.2 Broker-Dealer shall cooperate fully with Penn
                         Mutual and Distributor in any regulatory investigation or proceeding or judicial proceeding involving the solicitation of application for and servicing Contracts by Broker-Dealer or any of its representatives.

  9. Nonwaiver.         9.1 Forbearance by Penn Mutual or Distributor to enforce
                        any rights under this agreement shall not be construed as a waiver of any of the terms and conditions of this agreement and the same shall remain in full force and effect. No waiver of any provision of this agreement shall be deemed to be a waiver of any other provision, whether or not similar, nor shall any waiver of a provision of this agreement be deemed to constitute a continuing waiver.

  10. Amendment.        10.1 Penn Mutual reserves the right to amend this
                        Agreement at any time. Broker-Dealer's submission of an application for a Contract after notice of any such amendment shall constitute agreement of Broker-Dealer to such amendment.

  11. Termination and   11.1 This agreement may be terminated by any party, with
                        or without cause, upon giving written notices to the
      Assignment.       other parties. This agreement shall automatically
                        terminate if Broker-Dealer is adjudicated as bankrupt or avails itself of any insolvency act or if a permanent receiver or trustee in bankruptcy is appointed for the property of Broker-Dealer. Upon termination of this agreement, with or without cause, all authorizations, rights and obligations shall cease, except the rights and obligations set forth in sections 7 and 8 of this agreement and the obligations to settle account hereunder, including the immediate forwarding of all payments received by Broker-Dealer under Contract to Penn Mutual, and except as may be expressly stated otherwise in this agreement.
                        11.2 This agreement may not be assigned without the written consent of all parties.

12. Governing Law.      12.1 This agreement shall be construed in accordance
                        with and governed by the laws of the Commonwealth of Pennsylvania.

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first written.


                           ___________________________________________________
                           ___________________
                                                        Name of Broker-Dealer


                           By:
                           ___________________________________________________
                           __________________
                                                        Signature


                           ___________________________________________________
                           ________________

                                                        Name


                           ___________________________________________________
                           ________________

                                                                Title



                           THE PENN MUTUAL LIFE INSURANCE COMPANY


                           By:
                           ___________________________________________________
                           _______________

                                                                Signature


                           ___________________________________________________
                           ________________

                                                                Name


                           ___________________________________________________
                           ________________

                                                                Title



                           HORNOR, TOWNSEND & KENT, INC.


                           By:
                           ___________________________________________________

                                                                Signature


                           ___________________________________________________
                                                                Name


                           ___________________________________________________
                                                                Title

                           SCHEDULE A TO THE FOLLOWING SELLING AGREEMENTS:
                           BROKER-DEALER SELLING AGREEMENT
                           BROKER-DEALER SELLING AGREEMENT - FORM A-2
                           CORPORATE INSURANCE AGENT
                           SELLING AGREEMENT - FORM A-1
                                                  (EDITION OF OCTOBER, 1997)

                           Subject to the conditions and limitations of the Broker's Selling Agreement, Broker is authorized to solicit applications for the following contracts issued by Penn Mutual (hereinafter referred to as "contracts"), prior to termination of Broker's Selling Agreement. No fee shall be paid with respect to a purchase payment made after the Broker's Selling Agreement has been terminated. Amounts transferred among contracts are not purchase payments within the meaning of the Broker's Selling Agreement or this Schedule. This Schedule replaces and supersedes any and all prior Schedules attached to the Broker's Selling Agreement.

                           1. INDIVIDUAL FIXED ANNUITY CONTRACTS - DIVERSIFIER II Subject to the conditions and limitations of the Broker's Selling Agreement and this Schedule, Broker shall be paid a fee for placing or servicing a Diversifier II Individual Variable and Fixed Annuity Contract equal to 6% of any purchase payment made under such contract and a fee for placing and servicing a Diversifier II Fixed-Only Annuity Contract equal to 5% of any purchase payment under such contract. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 81 on the date the Diversifier II contract is issued, the fee shall be limited as follows: 80% of such fee if the Annuitant or contractowner is age 82; 60% of such fee if the Annuitant or contractowner is age 83; 40% of such fee if the Annuitant or contractowner is age 84; 20% of such fee if the Annuitant or contractowner is age 85.

                           2. INDIVIDUAL FIXED ANNUITY CONTRACTS - TRADEWIND Subject to the conditions and limitations of the Broker's Selling Agreement and this Schedule, Broker shall be paid a fee for placing or servicing TradeWind Annuity (TM) Contract equal to 6% of any purchase payment under such contact. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 81 on the date the TradeWind (TM) contract is issued, the fee shall be limited as follows: 80% of such fee if the Annuitant or contractowner is age 82; 60% of such fee if the Annuitant or contractowner is age 83; 40% of such fee if the Annuitant or contractowner is age 84; 20% of such fee if the Annuitant or contractowner is age 85.

                           3. SINGLE PREMIUM IMMEDIATE ANNUITIES Subject to the conditions and limitations of the Broker's Selling Agreement and this Schedule, Broker shall be paid a fee for placing a Single Premium Immediate Annuity equal to 4% of the single premium received under such contract.

                           4. GROUP COVERAGES Subject to the conditions and limitations of the Broker's Selling Agreement and this Schedule, Broker shall be paid a fee for placing, or servicing group annuity policies, specifically, a group annuity contract of Penn Mutual on Contract Forms D1-1088 (N.Y.), D1-1088A (N.Y.) and any other policies in the D1-1088 series, (a contract on any such form being hereinafter called a "Diversifier I Flex Group Annuity"), placed in force through Broker under this agreement in amounts equivalent to a percentage of such premiums. Such percentage or table of percentages shall be as agreed in amounts equivalent to a percentage of such premiums. Said written documentation of Broker's fee shall be submitted to Penn Mutual with the Diversifier I Flex Group Annuity application on a form signed by the plan trustee and agreed to by the Penn Mutual home office. No compensation shall be payable pursuant to this agreement which would be in excess of the limits of Section 4228 of the Insurance Law of the State of New York for the sale of insurance products.
                           5. VARIABLE ESTATEMAX
                           During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be compensated as follows with respect to a policy of Penn Mutual know as the Last Survivor Flexible Premium Adjustable Variable Life Insurance Policy (Policy Forms VALJ-94(S) and VALJ-94(U)), (a policy on any such form being hereinafter called a "Variable EstateMax Policy"), that is placed in force under this agreement. With respect to each Variable EstateMax Policy, Broker-Dealer may elect to receives fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation.

A.   OPTION 1.
     ---------
     (a)  Basic First Year Compensation
          -----------------------------
          A fee for the first policy year of 50% of A plus 2.0% of B where A is equal to the lesser of:
          (i)  the premium paid in year 1
          (ii) the target premium for the policy, or
          (iii) the lesser of the premium scheduled to be paid in year 1 or 2, and B is equal to the excess of the premium paid in year 1 over A. Target premiums are maintained on file in Penn Mutual's Home Office.

     (b)  Renewal Compensation
          --------------------
        A fee for the second through fifteenth years equal to 2.0% of the premium paid for the policy year in question, and a fee for the sixteenth and later policy years equal to 1.2% of the premium paid for the policy year in question.

B.   OPTION 2
     --------
     (a) Basic First Year Compensation
         -----------------------------
             Basic First Year Compensation is the same as in Option 1.
     (b)     Renewal Compensation
             --------------------
        Additionally, for the second through tenth policy years equal to 1.0% of the premium paid for the policy year in question, and no fee for the eleventh and later policy years. Additionally, for the second through tenth policy years, an fee equal to 0.008333% of the policy value on each monthly anniversary. Monthly anniversary is defined as the day in each calendar month which is the same day of the month as the Policy Date. For the eleventh and later policy years, fee equal to 0.020833% of the policy value on each monthly anniversary. Policy value is as defined in the policy.

C.   EXPENSE ALLOWANCE
     -----------------
        For each calendar month while Broker-Dealer Selling Agreement is en effect and before its termination, Broker-Dealer shall be entitled to the expense from Penn Mutual described below, provided that the amount payable as an expense allowance shall be limited to the total of reasonable business expenses incurred by Broker-Dealer that are directly related to the sale or service of Penn Mutual policies, and provided further that no such allowance shall be payable to Broker-Dealer that would cause the total of such allowances to exceed the limits of Section 4228 of the Insurance Law of the State of New York. No payment pursuant to this agreement will be used by Broker-Dealer to effect compensation for the sale of insurance in excess of the limits of said Section 4228. Such allowance shall be 60% of an amount equal to the Basic First Year Compensation during the calendar month for which this allowance is being calculated.

D.   COMPENSATION CHARGEBACKS
     ------------------------
        A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first policy year and during the 12 policy months following an increase. The percentage is shown below and will vary depending on the policy month of lapse/surrender/unwind.

     Month of           Chargeback
     Lapse/Surrender/   Percentage
     Unwind
     ------
     0-6                100%
     7-12               50%

6. CORNERSTONE VARIABLE UNIVERSAL LIFE
During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be compensated as follows with respect to a policy of Penn Mutual know as the Flexible Premium Adjustable Variable Life Insurance Policy (Policy Forms VU-90(S) and VU-90(U)), (a policy on any such form being hereinafter called a "Cornerstone VUL Policy"), that is placed in force through Agent under this agreement:

     A.  OPTION 1
         --------
     (a) Basic First Year Compensation
         -----------------------------
             A fee for the first policy year of 50% of A plus 3.75% of B where
             A is equal to the lesser of:
                   (i) the premium paid in year 1
             (ii) the target premium for the policy, or
                   (iii) the lesser of the premium scheduled to be paid in year 1 or 2, and B is equal to the excess of the premium paid in year 1 over A. Target premiums are maintained on file in Penn Mutual's Home Office.

          If the insured is over attained age 75 when the policy is issued, the fee for the first policy year will be limited to 35% of A plus 3.75% of B.
     (b)  Renewal Compensation
          --------------------
        A fee for the second and third policy years of 4% (4.0% where the insured has an attained age greater than 75) of an amount equal to premium paid for the policy year in question, a fee for the fourth through fifteenth years, equal to 4.0% of the premium paid for the policy year in question, and a fee for the sixteenth and later policy years equal to 1.2% of the premium paid for the policy year in question.

     (c)  Basic Compensation on Increases
          -------------------------------
        In the case of an increase in the Specified Amount of insurance, a fee of 46% (31% where the insured has an attained age greater than 75 of C where: C is equal to the lesser of:
                   (i) the premium paid in the twelve months following the effective date of the increase,
                   (ii) the target premium for the amount of the increase, or
                   (iii) the increase in the scheduled premium.

     B.   OPTION 2
          --------
     (a)  Basic First Year Compensation
          -----------------------------
          Basic First Year Compensation is the same as in Option 1.
     (b)  Renewal Compensation
          --------------------
        A fee for the second through tenth policy years equal to 3.0% of the premium paid for the policy year in question, and no fee for the eleventh and later policy years. Additionally, for the second through tenth policy years, an fee equal to 0.008333% of the policy value on each monthly anniversary. Monthly anniversary is defined as the day in each calendar month which is the same day of the month as the Policy Date. For the eleventh and later policy years, fee equal to 0.020833% of the policy value on each monthly anniversary. Policy value is as defined in the policy.

     (c)   Basic Compensation on Increases
           -------------------------------
        In the case of an increase in the Specified Amount of insurance, a fee of 47% (32% where the insured has an attained age greater than 75) of C where:
            C is equal to the lesser of:
            (i) the premium paid in the twelve months following the effective date of the increase
            (ii) the target premium for the amount of the increase, or
            (iii) the increase in the scheduled premium.

     C.  EXPENSE ALLOWANCE
         -----------------
     For each calendar month while Broker-Dealer Selling Agreement is en effect and before its termination, Broker-Dealer shall be entitled to the expense from Penn Mutual described below, provided that the amount payable as an expense allowance shall be limited to the total of reasonable business expenses incurred by Broker-Dealer that are directly related to the sale or service of Penn Mutual policies, and provided further that no such allowance shall be payable to Broker-Dealer that would cause the total of such allowances to exceed the limits of Section 4228 of the Insurance Law of the State of New York. No payment pursuant to this agreement will be used by Broker-Dealer to effect compensation for the sale of insurance in excess of the limits of said Section 4228. Such allowance shall be 60% of an amount equal to the Basic First Year Compensation during the calendar month for which this allowance is being calculated.

     D.  COMPENSATION CHARGEBACKS
         ------------------------
     A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first policy year and during the 12 policy months following an increase. The percentage is shown below and will vary depending on the policy month of lapse/surrender/unwind.

          Month of            Chargeback
          Lapse/Surrender/    Percentage
          Unwind
          ------
          0-3                 100%

          4-6                  75%
          7-9                  50%
          10-12                25%

7.  CORNERSTONE VARIABLE UNIVERSAL LIFE II
During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing a policy of Penn Mutual known as the Flexible Premium Adjustable Variable Universal Life Insurance Policy (Policy Forms VU-94(S) and VU-94(U)), (a policy on any such form being hereinafter called a "Cornerstone VUL II Policy"), that is placed in force before termination of this agreement. With respect to each Cornerstone VUL II Policy, Broker-Dealer may elect to receives fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation.

     A.  OPTION 1
         --------
     (a)    Basic First Year Compensation
            -----------------------------
         A fee for the first policy year equal to 50% of A plus 3.3% of B where A is equal to the lesser of:
               (i) the premium paid in year 1
               (ii) the target premium for the policy, or
               (iii) the lesser of the premium scheduled to be paid in year 1 or 2, and
         B is equal to the excess of the premium paid in year 1 over A. Target premiums are maintained on file in Penn Mutual's Home Office. If the insured is over attained age 75 when the policy is issued, the fee for the first policy year will be limited to 35% of A plus 3.3% of B.
     (b)    Renewal Compensation
            --------------------
         A fee for the second through fifteenth years equal to 3.0% of the premium paid for the policy year in question, and a fee for the sixteenth and later policy years equal to 1.2% of the premium paid for the policy year in question.
     (c)    Basic Compensation on Increases
            -------------------------------
         In the case of an increase in the Specified Amount of insurance, a fee of 47% (32% where the insured has an attained age greater than 75) of C where:
            C is equal to the lesser of:
            (i) the premium paid in the twelve months following the effective date of the increase
            (ii) the target premium for the amount of the increase, or
            (iii) the increase in the scheduled premium.

     B.  OPTION 2
         --------
     (a)    Basic First Year Compensation
            -----------------------------
            Basic First Year Compensation is the same as in Option 1.
     (b)    Renewal Compensation
            --------------------
                     A fee for the second through tenth policy years equal to 2.0% of the premium paid for the policy year in question, and no fee for the eleventh and later policy years. Additionally, for the second through tenth policy years, an fee equal to 0.008333% of the policy value on each monthly anniversary. Monthly anniversary is defined as the day in each calendar month which is the same day of the month as the Policy Date. For the eleventh and later policy years, fee equal to 0.020833% of the policy value on each monthly anniversary. Policy value is as defined in the policy.
     (c)    Basic Compensation on Increases
            -------------------------------
        In the case of an increase in the Specified Amount of insurance, a fee of 47% (32% where the insured has an attained age greater than 75) of C where:
            C is equal to the lesser of:
            (i) the premium paid in the twelve months following the effective date of the increase
            (ii) the target premium for the amount of the increase, or
            (iii) the increase in the scheduled premium.

     C.     EXPENSE ALLOWANCE
            -----------------

                For each calendar month while Broker-Dealer Selling Agreement is en effect and before its termination, Broker-Dealer shall be entitled to the expense from Penn Mutual described below, provided that the amount payable as an expense allowance shall be limited to the total of reasonable business expenses incurred by Broker-Dealer that are directly related to the sale or service of Penn Mutual policies, and provided further that no such allowance shall be payable to Broker-Dealer that would cause the total of such allowances to exceed the limits of Section 42289 of the Insurance Law of the State of New York. No payment pursuant to this agreement will be used by Broker-Dealer to effect compensation for the sale of insurance in excess of the limits of said Section 4228. Such allowance shall be 60% of an amount equal to the Basic First Year Compensation during the calendar month for which this allowance is being calculated.

     D. COMPENSATION CHARGEBACKS
        ------------------------
             A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first policy year and during the 12 policy months following an increase. The percentage is shown below and will vary depending on the policy month of lapse/surrender/unwind.

                  Month of Lapse/             Chargeback
                  Surrender/ Unwind           Percentage
                  -----------------           ----------
                       0-3                       100%
                       4-6                        75%
                       7-9                        50%
                       10-12                      25%

8. REPLACEMENT OF PENN MUTUAL POLICES
It is agreed that the compensation otherwise payable to Broker-Dealer for any policy shall be reduced in accordance with the replacement control program in effect at the time such policy is placed in force. It is anticipated that such replacement control program may be changed form time to time as to policies in force after such change.

9. POLICY DELIVERY RECEIPT
It is agreed that the Broker-Dealer shall be responsible for obtaining a signed policy delivery receipt in accordance with Company policy.